SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             INFINITE MACHINES CORP.
                             -----------------------
                (Name of Registrant as Specified In Its Charter)

                             INFINITE MACHINES CORP.
                             -----------------------
                   (Name of Person(s) Filing Proxy Statement)

|X| $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)  Proposed maximum aggregate value of transaction:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                             INFINITE MACHINES CORP.

                                  P.O. Box 8219
                          Incline Village, Nevada 89452


                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 5, 1996

                               -------------------


To the Stockholders of
 Infinite Machines Corp.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Infinite Machines Corp. (the "Company") will be held on December 5, 1996 at 3:00 p.m. at the Sheraton Tara Airport Hotel, 1850 Post Road, Warwick, Rhode Island 02886, for the following purposes:

      1.    To elect a board of four directors.

      2. To consider and act upon a proposal to approve the Company's 1996 Stock Option Plan.

      3.    To ratify the appointment of independent auditors for 1996.

      4. To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

      The close of business on November 12, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                         By Order of the Board of Directors


                                         Cotter C. Conway, Secretary
Dated:  November 13, 1996

                             INFINITE MACHINES CORP.


                                  P.O. Box 8219
                          Incline Village, Nevada 89452

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------


                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Infinite Machines Corp. (the "Company") of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at the Sheraton Tara Airport Hotel, 1850 Post Road, Warwick, Rhode Island 02886, on December 5, 1996 at 3:00 p.m., and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

      All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted as specified. In the absence of any specification, proxies will be voted (a) for the election of the four persons listed herein as nominees as directors, (b) in favor of the adoption of the Company's 1996 Stock Option Plan, (c) for the ratification of auditors, and (d) in the judgment of the Board of Directors on any other matters which may properly come before the meeting. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted.

      The approximate date on which this Proxy Statement and the accompanying form of proxy along with the Company's 1995 Annual Report will be mailed to the Company's stockholders is November 13, 1996. The principal executive offices of the Company are located at 923 Incline Way #9, Incline Village, Nevada 89452.

                                VOTING SECURITIES

      Only stockholders of record at the close of business on November 12, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date there were issued and outstanding 8,528,859 Common Shares. Each outstanding Common Share is entitled to one vote upon all matters to be acted upon at the meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with.

      The following table, together with the accompanying footnotes, sets forth information, as of November 1, 1996, regarding stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, all directors and nominees, and all directors and executive officers of the Company as a group.

            Name of             Shares of Common Stock          Percentage
      Beneficial Owner(1)        Beneficially Owned(2)          of Class(3)
      -------------------        ---------------------          -----------

      Carle C. Conway                 2,104,122(4)               23.7%(5)
      Clifford G. Brockmyre             616,869(6)                7.4%(5)
      Robert J. Sherwood                  7,500(7)                 *  (5)
      James R. Rowe                       5,000(8)                 *  (5)
      Michael S. Smith                      --                     --
      All executive officers          2,740,158(9)               30.2%(10)
        and directors as a
        group (6 persons)

----------
* less than 1%

(1) The mailing address for Carle C. Conway and Clifford G. Brockmyre is P.O. Box 8219, Incline Village, Nevada 89452 and 300 Metro Center Boulevard, Warwick, Rhode Island 02886, respectively.
(2) Unless otherwise indicated below, each director, executive officer and each 5% stockholder has sole voting and investment power with respect to all shares beneficially owned.
(3) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants or upon the conversion of securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(4) Includes (i) 53,719 shares issuable upon exercise of a currently exercisable outstanding warrant, (ii) 104,258 shares owned by Mr. Conway's daughter, as to which he disclaims beneficial ownership, (iii) 460,689 shares issuable upon conversion of outstanding promissory notes of the Company held by Mr. Conway, (iv) 66,489 owned by a trust established for Mr. Conway's daughter of which Mr. Cotter Conway is the trustee, which shares Mr. Conway disclaims beneficial ownership of and (v) 750,000 shares held in escrow pursuant to the terms of an Escrow Agreement between Mr. Conway and H.J. Meyers & Co., Inc.
(5) Assumes that all currently exercisable options or warrants or convertible notes owned by this individual have been exercised.
(6) Includes 57,143 shares issuable upon conversion of an outstanding promissory note of the Company held by Mr. Brockmyre's wife as to which shares Mr. Brockmyre disclaims beneficial ownership and 50,000 shares subject to currently exercisable options.
(7) Includes 7,500 shares subject to currently exercisable options or warrants.
(8)   Includes 5,000 shares subject to currently exercisable options or warrants
(9) Includes 681,254 shares subject to currently exercisable options, warrants or convertible notes.
(10) Assumes that all currently exercisable options or warrants owned by members of the group have been exercised.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 1995, 1994 and 1993, individual compensation for services to the Company and its subsidiaries paid to: (1) the Chief Executive Officer; and
(2) the other most highly paid executive officers of the Company in Fiscal 1995 whose salary and bonus exceeded $100,000 (together, the "Named Executives").

                                                    Annual Compensation         Long-Term         All
                                                   ----------------------      Compensation      Other
Name and Principal Position           Year         Actual        Deferred        Options      Compensation
---------------------------           ----         ------        --------        -------      ------------

Carle C. Conway                       1995        $150,000          --              --             --
Chairman of the Board                 1994        $150,000
and Chief Executive Officer           1993        $105,577          --              --             --

Clifford J. Brockmyre                 1995        $140,000          --              --             --
President and Chief Operating         1994        $ 70,000*         --              --             --
Officer

----------
* Mr. Brockmyre joined the Company in July 1994.

Employment Agreements

      The Company has an employment agreement with Carle C. Conway, its President and Chief Executive Officer, for a term expiring on May 31, 1998 which provides for an annual base salary of $150,000 and various benefits. The agreement also provides, among other things, that, if Mr. Conway is terminated other than for cause (which is defined to include conviction of a crime involving moral turpitude, engaging in activities competitive with the Company, divulging confidential information, dishonesty or misconduct detrimental to the Company or breach of a material term of the agreement), the Company will pay to him a lump sum amount equal to the greater of $150,000 or the salary payable over the unexpired term of the employment agreement. The Company owns a key-man life insurance policy in the amount of $1 million on the life of Mr. Conway.

      In connection with the acquisition of HGG Laser Fare, Inc. in July, 1994, the company entered into an employment agreement with Clifford G. Brockmyre, pursuant to which Mr. Brockmyre is employed as Chief Operating Officer and President of Laser Fare. The agreement expires on December 31, 1998 and provides for an annual salary at the rate of $140,000, subject to increases in the discretion of the Company's Board of Directors. In addition to the compensation provided under the agreement, Mr. Brockmyre is eligible to participate in the Company's bonus plan. Additionally, Mr. Brockmyre is eligible for other bonuses as determined in the sole discretion of the Board of Directors. The agreement also provides, among other things, that, if Mr. Brockmyre is terminated other than for cause, the Company will pay to him a lump sum amount equal to the lesser of $140,000 or a severance payment not to exceed the amount due annually.

Stock Option Plans

      In December 1991, the Board of Directors and stockholders of the Company adopted a stock option plan, which was amended in April 1993 (the "1993 Stock Option Plan"). In April 1994, the Board of Directors adopted the 1994 Stock Option Plan which was approved and adopted by the Company's stockholders at the 1994 Annual Meeting of Stockholders. In May 1995 the Board of Directors adopted The 1995 Stock Option Plan which was approved and adopted by the Company's stockholders at the 1995 Annual Meeting of Stockholders. The 1993, 1994 and 1995 Stock Option Plans are collectively referred to herein as the "Option Plans". The 1993, 1994 and 1995 Option Plans provide for the grant to employees, officers and consultants of options to purchase up to 250,000, 225,000 and 255,000 shares of Common Stock, respectively, consisting of both "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code") and non-qualified options. The Option Plans are intended to qualify under Rule 16b-3 of the Securities Exchange Act of 1934. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employees, consultants, and others, as well as to employees of the Company.

      The Option Plans are administered by the Compensation Committee of the Board of Directors, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price. The members of this committee are ineligible to receive options under the Option Plans.

      The per share exercise price of an incentive or non-qualified stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock for which incentive stock options are first exercisable by any individual during any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive any incentive stock options under the Option Plans unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

      No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      In April 1993, the Board of Directors and stockholders of the Company adopted a non-discretionary non-employee directors' stock option plan (the "Directors' Plan") that provides for the grant to non-employee directors of non-qualified options to purchase up to 50,000 shares of Common Stock. Pursuant to the Directors' Plan, each new non-employee director of the Company is automatically granted, upon becoming a director, an option to purchase 2,500 shares of Common Stock at the fair market value of such shares on the grant date. Each option vests one year from the date of grant. In addition, each non-employee director shall automatically be granted an option to purchase 2,500 shares at the fair market value of such shares on the date of grant, on the last day of each fiscal year during which he serves as a director of the Company. Such options shall vest one year from the date of grant.

      Options under the Option Plan and Directors' Plan must be granted within 10 years from the effective date of each respective plan. Incentive stock options granted under the plans cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to greater than 10% stockholders are limited to five year terms. All options granted under the plans provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options without making any additional cash investment.

      Any unexercised options that expire or that terminate upon an optionee's ceasing to be affiliated with the Company become available once again for issuance. As of November 1, 1996, the Company had outstanding incentive stock options to purchase 360,834 shares of Common Stock to five individuals under the Option Plan and non-qualified options to purchase an aggregate of 10,000 shares of Common Stock to Robert J. Sherwood and 7,500 shares of Common Stock to James
R. Rowe under the Directors' Plan. These options are exercisable at prices ranging from $1.88 to $2.75 per share.


Option Grants to Named Executives During 1995 Fiscal Year

                                          Individual Grants

                   Number of
                   Securities     Percent of Total
                   Underlying    Options Granted to
      Name          Options         Employees in     Exercise Price   Expiration
                    Granted          Fiscal Year         ($/Sh)          Date
                    -------          -----------         ------          ----

Carle C. Conway      75,000             20.5%            $1.58          7/7/05
Clifford J.         115,000             31.5%            $1.44          7/7/05
Brockmyre

      No options were exercised by any Named Executive during the year ended December 31, 1995.

Director Compensation

      The Company does not pay a fee to directors for services rendered as directors. Each director is reimbursement for travel expenses incurred in connection with attendance at meeting of the Board of Directors and its committees.

                              CERTAIN TRANSACTIONS

      Between December 1994 and January 1996, the Company borrowed an aggregate of $710,495 for working capital from Carle C. Conway, a stockholder, officer and director of the Company. The loans are evidenced by three-year promissory notes which mature from December 1997 through January 1998, and bear interest at the rate of 10% per annum. The notes are convertible at the discretion of the holder into shares of Common Stock at a conversion price ranging from $1.13 to $2.00 per share.

      In April 1995, the Company borrowed $100,000 for working, capital from Sheelagh M. Brockmyre, the wife of Clifford G. Brockmyre an officer director and principal stockholder of the Company. The loan is evidenced by a three-year promissory note which matures in April 1998 and bears interest at the rate of 10% per annum. The note is convertible at the discretion of the holder into shares of Common Stock at the conversion price of $1.75 per share, subject to adjustment.

      In March 1995, the Company borrowed $125,000 for working capital from a trust established for Mr. Conway's daughter, of which Mr. Conway's wife is the trustee. The loan was evidenced by a three-year promissory note which matures in March 1998 and bears interest at the rate of 10% per annum. The note was converted into 66,489 shares of Common Stock on March 27, 1996.

      The Company believes the foregoing transactions which involved affiliates were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. As a matter of policy, in order to reduce the risks of self-dealing or a breach of the duty of loyalty to the Company, all transactions between the Company and any of its officers, directors or principal stockholders are for bona fide purposes and are approved by a majority of the disinterested members of the Board of Directors.

                              ELECTION OF DIRECTORS

      At the meeting, four Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted for the election as Directors of the four persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as Director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

      Carle C. Conway. Mr. Conway, age 66, the founder of the Company, has been its President, Treasurer and a Director since its inception in 1986. From 1977 to mid 1992, Mr. Conway was the President of Eastern Molding International, a plastic molding company which he founded in 1977 and sold in 1992. Prior to founding the Company, Mr. Conway served in various capacities with GTE from 1971 to 1977, including Vice President of GTE Information Systems, where he was responsible for nationwide data transmission services, and Vice President of Ultronic Systems Company, a subsidiary of GTE, where he managed a worldwide data network that provided real-time stock and commodity quotations to investment and stock brokerage firms. From 1964 to 1971, Mr. Conway held several positions with Aerojet-General Corporation, a manufacturer of rocket engines. Mr. Conway received a Bachelor of Science Degree in Mechanical Engineering from the Massachusetts Institute of Technology and holds approximately ten patents in the fields of rocket controls, hydraulic devices and plastic fabrication processes. He is a recipient of the Air Force Award of Excellence for Outstanding Management and the Air Force Ballistic Systems Division Award for Management.

      Clifford G. Brockmyre. Mr. Brockmyre, age 55, has been a director of the Company since October 1994. He has been involved with manufacturing since 1966. He was a majority stockholder in Quabbin Industries, which he purchased in 1973. He took Quabbin from a nearly bankrupt job shop to an extremely profitable manufacturer with revenues of over $30 million in 1990. Mr. Brockmyre sold Quabbin in 1990 for $24 million to a Fortune 500 Company. For over 27 years, he has been involved in the tooling, machining and manufacturing industries throughout the country. He is a member of the Licensing Executive Society, a member of the faculty of Mohawk Research's Commercialization Programs of the Department of Energy and Los Alamos National Laboratory and was the 1992 Chairman of the 3000+ corporation member National Tooling and Machining Association. He developed the laser manufacturing liaison to the National Laboratories at Los Alamos, Sandia and Oak Ridge for Laser Fare. The Department of Energy has set up Laser Fare as a model for technology transfer under its Small Business Initiative.

      Robert J. Sherwood. Mr. Sherwood, age 52, has been a Director of the Company since April 1993. Since mid-1991, Mr. Sherwood has been the president of the Center for Business Innovation, an organization which provides business services for high growth technology-related companies. The Center for Business Innovation currently has equity interests in 47 companies engaged in the computer hardware, software medical and telecommunications industries. From 1990 through mid-1991 Mr. Sherwood was Vice President-Sales and Marketing of Mass MicroSystems, Inc. a producer of computer video products. Prior thereto, from October 1987 through 1989, Mr. Sherwood was Vice President-Sales and Marketing of RasterOps Corporation. Mr. Sherwood received

Bachelors and Masters degrees in environmental engineering from the University of Kansas and a Master degree in business from California State University. Mr. Sherwood is currently a member of the Advisory Board of Directors of the Bloch School of Business and Public Administration at the University of Missouri-Kansas City; an Adjunct Professor at the Bloch School of Business and Public Administration at the University of Missouri-Kansas City teaching courses on Venture Capital and Small Business Management and Entrepreneurship; a Price-Babson SEE-10 Fellow at Babson College in 1994; and the University of Missouri Presidents Technology appointee to the Mid-America Universities Association; was recently appointed a Distinguished Executive Lecturer at the University of Kansas; a member of the Advisory Board of The Capital Resource Network, an organization matching investors with early stage technology companies; a member of the Board of the Grant Thornton Business Council.

      Michael S. Smith, age 41, is the Managing Director Corporate Finance of H.J. Meyers & Co., Inc. ("HJM") an investment banking firm. Mr. Smith serves on the Board of Directors of The Bhirud MidCap Growth Fund, a publicly traded mutual fund, CSL Lighting Manufacturing, Inc. and The Village Green Bookstore, Inc. Mr. Smith has been with HJM since May 1991, and from 1987 until 1991 was a lawyer with the law firm of Harter, Secrest & Emery. Mr. Smith received a B.A. from Cornell University and a J.D. from Cornell University School of Law.

      During the year ended December 31, 1995, the Board of Directors held four meetings. Each director standing for re-election attended at least 75% of such meetings. The Board maintains an Audit Committee and Compensation Committee both of which are comprised of Messrs. Smith, Sherwood and Rowe. The Audit Committee approves the selection of the Company's auditors and meets and interacts with the auditors to discuss questions in regard to the Company's financial reporting. The Compensation Committee evaluates the performance of the Company's executive employees and determines the salaries and other compensations payable to such persons. Each such Committee met twice during the fiscal year with all members present.

      The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of directors.

      Management Recommends a Vote FOR the Election of the Foregoing Nominees.

                       APPROVAL OF 1996 STOCK OPTION PLAN

      On October 31, 1996, the Board of Directors approved the 1996 Stock Option Plan (the "Plan"). The Plan will become effective upon the ratification by the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock. It provides, among other matters, for incentive and/or non-incentive stock options.

      The purpose of the Plan is to provide incentives to key employees whose performance will contribute to the long-term success and growth of the Company, to strengthen the ability of the Company to attract and retain employees of high competence, to increase the identity of interests of such key employees with those of the Company's stockholders and to help build loyalty to the Company through recognition and the opportunity for stock ownership. All owners and key employees of the Company who are in positions which enable them to make significant contributions to the long-term performance and growth of the Company are eligible to receive awards under the Plan. The Plan is administered by a disinterested committee of the Board of Directors, the members of which are ineligible to receive grants under the Plan.

      The maximum aggregate number of shares as to which awards or options may at any time be granted under the Plan is 400,000 shares.

      The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price. The members of this committee are ineligible to receive options under the Plan.

Terms of Options

      The Plan permits the granting of both incentive stock options and non-qualified stock options. The option price of both incentive stock options and non-qualified stock options must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of each option is ten years. For any participant who owns shares possessing more than 10% of the voting rights of the Company's outstanding Common Stock, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may not be longer than five years. Options become exercisable at such time or times as the Compensation Committee may determine at the time it grants options.

      No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      Under certain circumstances involving a change in the number of outstanding shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which Options may be granted under the Plan, the number of shares subject to each option and the option price per share shall be proportionately adjusted.

      The Plan will terminate on October 31, 2006 and may be terminated by the Board of Directors of the Company prior to that date.

      The Company believes that the Plan should be approved because of the need to have the ability to issue stock options to the key employees upon whose performance and contribution the long-term success and growth of the Company is dependent.

      The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock of the Company is required for the approval of the 1996 Stock Option Plan.

      The Board of Directors deems the adoption of the 1996 Option Plan to be in the best interest of the Company and recommends a vote FOR its approval.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The directors propose that the stockholders ratify the appointment of Freed Maxick Sachs & Murphy, P.C. as the Company's independent auditors for 1996. Freed Maxick Sachs & Murphy, P.C. were the Company's independent auditors for its last fiscal year. The report of Freed Maxick Sachs & Murphy, P.C. with respect to the Company's financial statements appears in the Company's annual report on Form 10-KSB for such year. A representative of Freed Maxick Sachs & Murphy, P.C. will be at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the directors will consider it a directive to consider other auditors for a subsequent year.

      The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of appointment of independent auditors.

      The Board of Directors recommends a vote FOR the ratification of appointment of independent auditors.

                                     GENERAL

      The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such other matters is conferred by such proxies upon the persons voting them.

      The Company expects representatives of Freed Maxick Sachs & Murphy, P.C., the Company's independent auditors, to be present at the Annual Meeting and to respond to pertinent questions of stockholders.

      The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mail, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expenses in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and telegraph.

      The Company will provide without charge to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31 1995 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Infinite Machines Corp., 923 Incline Way #9, P.O. Box 8219, Incline Village, Nevada 89452, Att:
Secretary.

      All proposals of stockholders intended to be included in the proxy statement to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's executive offices no later than February 28, 1997 and should be directed to the Secretary of the Company.


                                          By Order of the Board of Directors


                                          Cotter C. Conway, Secretary

Dated:      November 13, 1996

PROXY
                             INFINITE MACHINES CORP.
             This Proxy is solicited by the Board of Directors for
                       Annual Meeting on December 5, 1996

     The undersigned hereby appoints Carle C. Conway and Cotter C. Conway and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Infinite Machines Corp. to be held on December 5, 1996 at 3:00 p.m., and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

1. ELECTION OF DIRECTORS -- Carle C. Conway, Clifford G. Brockmyre, Robert J. Sherwood and Michael S. Smith.

      |_| FOR all nominees,
      |_| WITHHOLD authority to vote for all nominees, |_| FOR all nominees, EXCEPT nominee(s) written in below.

          _________________________________________

2.    THE APPROVAL OF THE 1996
      STOCK OPTION PLAN.                  |_| FOR     |_| AGAINST |_| ABSTAIN

3.    TO RATIFY THE APPOINTMENT OF
      AUDITORS FOR 1996.                  |_| FOR     |_| AGAINST |_| ABSTAIN
      The Board of Directors recommends a vote for each of the foregoing proposals.

                                (Continued, and to be Signed, on Reverse Side)

     The shares represented by this proxy will be voted as directed or if no direction is indicated, will be voted FOR each of the proposals.

     The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                             Dated: ____________________, 1996


                                             _______________________________
                                             Signature of Stockholder


                                             _______________________________
                                             Signature of Stockholder

                                             DATE AND SIGN EXACTLY AS NAME
                                             APPEARS HEREON. EACH JOINT TENANT
                                             MUST SIGN. WHEN SIGNING AS
                                             ATTORNEY, EXECUTOR, TRUSTEE, ETC.
                                             GIVE FULL TITLE, IF SIGNER IS
                                             CORPORATION, SIGN IN FULL CORPORATE
                                             NAME BY AUTHORIZED OFFICER